Exhibit 3.1

CERTIFICATE OF AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION
OF
ACACIA RESEARCH CORPORATION

Acacia Research Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is Acacia Research Corporation.

2. That at a meeting of the Board of Directors of Acacia Research Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article IV, Section 1.1, so that, as amended, said Article shall be and read as follows:

Article IV, Section 1.1 of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated in full as follows:

SECTION 1.1 AUTHORIZATION. The aggregate number of shares of stock which the Corporation shall have authority to issue is two hundred and ten million (210,000,000) shares, of which one hundred million (100,000,000) shares shall be shares of a class of common stock designated as "Acacia Research - CombiMatrix Common Stock," having a par value of $0.001 per share (the "CombiMatrix Stock"), one hundred million (100,000,000) shares shall be shares of a class of common stock designated as "Acacia Research - Acacia Technologies Common Stock," having a par value of $0.001 per share (the "Acacia Technologies Stock"), and ten million (10,000,000) shares shall be shares of a class of preferred stock having a par value of $0.001 per share (the "Preferred Stock") and issuable in one or more series as hereinafter provided. For purposes of this Article IV, references to the "Board of Directors" shall refer to the Board of Directors of the Corporation, as established in accordance with Article V of the certificate of incorporation of the Corporation, and references to "the Certificate of Incorporation" shall refer to this Restated Certificate of Incorporation as the same may be amended from time to time. Certain capitalized terms used in this Article IV, shall have the meanings set forth in Section 2.6 of this Article. For purposes of this Article IV, the CombiMatrix Stock, when issued, shall be considered issued in respect of the CombiMatrix Group and the Acacia Technologies Stock, when issued, shall be considered issued in respect of the Acacia Technologies Group. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors.

3. Thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

4. The amendment herein certified was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 16th day of May, 2006.

ACACIA RESEARCH CORPORATION,

a Delaware corporation

By: /s/ Robert A. Berman
Robert A. Berman
Title: Secretary

RESTATED CERTIFICATE OF INCORPORATION
OF
ACACIA RESEARCH CORPORATION

Acacia Research Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

FIRST: The name of the Corporation is Acacia Research Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 8, 1999.

SECOND: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation in its entirety. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation.

THIRD: The text of the Restated Certificate of Incorporation as heretofore amended and supplemented is hereby amended and restated to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation is Acacia Research Corporation (the "Corporation").

ARTICLE II
ADDRESS OF REGISTERED OFFICE;
NAME OF REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at that address is Corporation Service Company.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

ARTICLE IV
CAPITAL STOCK

SECTION 1.

SECTION 1.1 AUTHORIZATION. The aggregate number of shares of stock which the Corporation shall have authority to issue is one hundred and ten million (110,000,000) shares, of which fifty million (50,000,000) shares shall be shares of a class of common stock designated as "Acacia Research - CombiMatrix Common Stock," having a par value of $0.001 per share (the "CombiMatrix Stock"), fifty million (50,000,000) shares shall be shares of a class of common stock designated as "Acacia Research - Acacia Technologies Common Stock," having a par value of $0.001 per share (the "Acacia Technologies Stock"), and ten million (10,000,000) shares shall be shares of a class of preferred stock having a par value of $0.001 per share (the "Preferred Stock") and issuable in one or more series as hereinafter provided. For purposes of this Article IV, references to the "Board of Directors" shall refer to the Board of Directors of the Corporation, as established in accordance with Article V of the certificate of incorporation of the Corporation, and references to "the Certificate of Incorporation" shall refer to this Restated Certificate of Incorporation as the same may be amended from time to time. Certain capitalized terms used in this Article IV, shall have the meanings set forth in Section 2.6 of this Article. For purposes of this Article IV, the CombiMatrix Stock, when issued, shall be considered issued in respect of the CombiMatrix Group and the Acacia Technologies Stock, when issued, shall be considered issued in respect of the Acacia Technologies Group. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors.

SECTION 1.2 Upon this Restated Certificate of Incorporation becoming effective pursuant to the DGCL (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's existing Common Stock, having a par value of $0.001 per share, then issued (including shares held in the treasury of the Corporation) ("Existing Common Stock"), shall be automatically reclassified, changed and converted into one (1) fully paid and non-assessable share of Acacia Technologies Stock and 0.5582 fully paid and non-assessable shares of CombiMatrix Stock. Any stock certificate which, immediately prior to the Effective Time, represents shares of Existing Common Stock, will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares as indicated above in this Section 1.2 of Acacia Technologies Stock and CombiMatrix Stock. As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a transmittal letter to each record holder who then holds shares of Acacia Technologies Stock and CombiMatrix Stock, informing such persons of this reclassification with appropriate instructions on exchanging certificates representing such shares and other relevant matters. The Acacia Technologies Stock and CombiMatrix Stock are hereinafter collectively referred to as the "Common Stock" and either shall sometimes be called a class of Common Stock.

SECTION 2. COMMON STOCK. The voting powers, preferences and relative, participating, optional or other special rights of the Common Stock, and the qualifications and restrictions thereon, shall be as follows in this Section 2.

SECTION 2.1 Dividends. Subject to any preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Corporation and any qualifications or restrictions on either class of Common Stock created thereby, dividends may be declared and paid upon either class of Common Stock, upon the terms with respect to each such class, and subject to the limitations provided for below in this Section 2.1, as the Board of Directors may determine.

(a) Dividends on CombiMatrix Stock. Dividends on CombiMatrix Stock may be declared and paid only out of the lesser of (i) the funds of the Corporation legally available therefor and (ii) the CombiMatrix Group Available Dividend Amount.

(b) Dividends on Acacia Technologies Stock. Dividends on Acacia Technologies Stock may be declared and paid only out of the lesser of (i) the funds of the Corporation legally available therefor and (ii) the Acacia Technologies Group Available Dividend Amount.

(c) Discrimination in Dividends between Classes of Common Stock. The Board of Directors, subject to the provisions of Sections 2.1(a) and 2.1(b), may at any time declare and pay dividends exclusively on CombiMatrix Stock, exclusively on Acacia Technologies Stock, or on both such classes, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to either Group, the amount of dividends previously declared on either class, the respective voting or liquidation rights of either class or any other factor.

(d) Share Distributions. Except as permitted by Sections 2.4(a) and 2.4(b), the Board of Directors may declare and pay dividends or distributions of shares of CombiMatrix Stock or Acacia Technologies Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of CombiMatrix Stock or Acacia Technologies Stock) on shares of a class of Common Stock or shares of a class or series of preferred stock of the Corporation only as follows:

(i) dividends or distributions of shares of CombiMatrix Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of CombiMatrix Stock) on shares of CombiMatrix Stock or shares of preferred stock attributed to the CombiMatrix Group; and

(ii) dividends or distributions of shares of Acacia Technologies Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Acacia Technologies Stock) on shares of Acacia Technologies Stock or shares of preferred stock attributed to the Acacia Technologies Group.

For purposes of this Section 2.1(d), any outstanding Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible Securities which are themselves convertible into or exchangeable or exercisable for CombiMatrix Stock or Acacia Technologies Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such Convertible Securities.

SECTION 2.2 Voting Rights.

(a) General. Except as otherwise provided by law, by the terms of any outstanding class or series of preferred stock of the Corporation or by any provision of the Certificate of Incorporation restricting the power to vote on a specified matter to other stockholders, the entire voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, who shall be entitled to vote on any matter on which the holders of stock of the Corporation shall, by law or by the provisions of the Certificate of Incorporation or Bylaws of the Corporation, be entitled to vote, and both classes of Common Stock shall vote thereon together as a single class.

(b) Number of Votes for Each Class of Common Stock. On each matter to be voted on by the holders of both classes of Common Stock voting together as a single class, the number of votes per share of each class shall be as follows:

(i) each outstanding share of CombiMatrix Stock shall have one vote; and

(ii) each outstanding share of Acacia Technologies Stock shall have a number of votes (including a fraction of one vote) equal to the quotient (rounded to the nearest three decimal places) of the average Market Value of one share of Acacia Technologies Stock during the 20-Trading Day Period ending on the tenth Trading Day prior to the record date for determining the stockholders entitled to vote, divided by the average Market Value of a share of CombiMatrix Stock during such 20-Trading Day period.

Notwithstanding the foregoing, if shares of only one class of Common Stock are outstanding on the record date for determining the holders of Common Stock entitled to vote on any matter, then each share of that class shall be entitled to one vote and, if either class of Common Stock is entitled to vote as a separate class with respect to any matter, each share of that class shall, for purpose of such vote, be entitled to one vote on such matter.

In addition to any provision of law or any provision of the Certificate of Incorporation entitling the holders of outstanding shares of CombiMatrix Stock or Acacia Technologies Stock to vote as a separate class, the Board of Directors may condition the approval of any matter submitted to stockholders on receipt of a separate vote of the holders of outstanding shares of CombiMatrix Stock or Acacia Technologies Stock.

SECTION 2.3 Liquidation Rights. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the full preferential amounts (including any accumulated and unpaid dividends) to which the holders of any outstanding shares of preferred stock of the Corporation are entitled (regardless of the Group to which such shares of preferred stock were attributed), the holders of the CombiMatrix Stock and Acacia Technologies Stock shall be entitled to receive the assets, if any, of the Corporation remaining for distribution to holders of Common Stock on a per share basis in proportion to the respective liquidation units per share of such class. Each share of CombiMatrix Stock shall have one liquidation unit and each share of Acacia Technologies Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of the average Market Value of one share of Acacia Technologies Stock during the 20-Trading Day period ending on the 40th Trading Day after the effective date of this Certificate of Incorporation, divided by the average Market Value of one share of CombiMatrix Stock during such 20-Trading Day period. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation or winding up of the Corporation or cause the dissolution of the Corporation, for purposes of this Section 2.3.

If the Corporation shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of CombiMatrix Stock or Acacia Technologies Stock, or declare a dividend in shares of either class to holders of such class, the per share liquidation units of either class of Common Stock specified in the preceding paragraph of this Section 2.3, as adjusted from time to time, shall be appropriately adjusted as determined by the Board of Directors, so as to avoid dilution in the aggregate, relative liquidation rights of the shares of any class of Common Stock.

SECTION 2.4 Conversion or Redemption of the Common Stock. CombiMatrix Stock is subject to conversion or redemption and Acacia Technologies Stock is subject to conversion or redemption, in each case, upon the terms provided below in this Section 2.4; provided, however, that neither class of Common Stock may be converted or redeemed if the other class of Common Stock has been converted or redeemed in its entirety or notice thereof shall have been given as required by this Section 2.4.

(a) Mandatory and Optional Conversion and Redemption of CombiMatrix Stock Other than for CombiMatrix Subsidiary Stock.

(i) In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets attributed to the CombiMatrix Group to one or more persons or entities (other than the Disposition (w) by the Corporation of all or substantially all of its properties and assets in one transaction or a series of related transactions in connection with the dissolution, liquidation or winding up of the Corporation and the distribution of assets to stockholders as referred to in Section 2.3, (x) of the properties and assets attributed to the CombiMatrix Group as contemplated by Section 2.4(c) or otherwise to all holders of shares of CombiMatrix Stock divided among such holders on a pro rata basis in accordance with the number of shares of CombiMatrix Stock outstanding, (y) to any person or entity controlled (as determined by the Board of Directors) by the Corporation or (z) in connection with a Related Business Transaction in respect of the CombiMatrix Group), the Corporation shall, on or prior to the 95th Trading Day after the date of consummation of such Disposition (the "Disposition Date"), pay a dividend on CombiMatrix Stock or redeem some or all of CombiMatrix Stock or convert CombiMatrix Stock into Acacia Technologies Stock (or another class or series of common stock of the Corporation), all as provided by the following Sections 2.4(a)(i)(1) and 2.4(a)(i)(2) and, to the extent applicable, by Section 2.4(f), as the Board of Directors shall have selected among such alternatives:

(1) provided that there are funds of the Corporation legally available therefor:

(A) to the holders of the shares of CombiMatrix Stock a dividend pro rata in accordance with the number of shares of CombiMatrix Stock held by each such holder, as the Board of Directors shall have declared subject to compliance with Section 2, in cash and/ or in securities (other than a dividend of shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition; or

(B) (I) subject to the last sentence of this Section 2.4(a)(i), if such Disposition involves all (not merely substantially all) of the properties and assets attributed to the CombiMatrix Group, redeem or exchange as of the Redemption Date determined as provided by Section 2.4(f)(iii), all outstanding shares of CombiMatrix Stock in exchange for, on a pro rata basis, cash and/or for securities (other than shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition; or

(II) subject to the last sentence of this Section 2.4(a)(i), if such Disposition involves substantially all (but not all) of the properties and assets attributed to the CombiMatrix Group, redeem or exchange as of the Redemption Date determined as provided by Section 2.4(f)(iv) such number of whole shares of CombiMatrix Stock (which may be all, but not more than all, of such shares outstanding) as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the 26th Trading Day immediately succeeding the Disposition Date closest to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition in consideration for, on a pro rata basis, cash and/or securities (other than shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to such Fair Value of the Net Proceeds; or

(2) declare that each outstanding share of CombiMatrix Stock shall be converted as of the Conversion Date determined as provided by Section 2.4(f)(v) into a number of fully paid and nonassessable shares of Acacia Technologies Stock (or, if Acacia Technologies Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Corporation (other than CombiMatrix Stock) are then Publicly Traded, of such other class or series of the common stock of the Corporation as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by Section 2.4(f)(v)) equal to 110% of the ratio, expressed as a decimal fraction rounded to the nearest five decimal places, of the average Market Value of one share of CombiMatrix Stock over the period of ten consecutive Trading Days beginning on the 26th Trading Day immediately succeeding the Disposition Date to the average Market Value of one share of Acacia Technologies Stock (or such other class or series of common stock) over the same ten Trading Day period.

Notwithstanding the foregoing provisions of this Section 2.4(a)(i), the Corporation shall redeem shares of a class of Common Stock as provided by Section 2.4(a)(i)(1)(B)(I) or (II) only if the amount to be paid in redemption of such stock is less than or equal to the CombiMatrix Group Available Dividend Amount as of the Redemption Date.

(ii) For purposes of this Section 2.4(a): (1) as of any date, "substantially all of the properties and assets" attributed to the CombiMatrix Group shall mean a portion of such properties and assets (A) that represents at least 80% of the Fair Value of the properties and assets attributed to the CombiMatrix Group as of such date or (B) from which were derived at least 80% of the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Corporation (calculated on a pro forma basis to include revenues derived from any of such properties and assets acquired during such period) derived from the properties and assets attributed to the CombiMatrix Group as of such date; (2) in the case of a Disposition of the properties and assets attributed to the CombiMatrix Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and (3) the Board of Directors may pay any dividend or redemption price referred to in Section 2.4(a)(i) in cash, securities (other than shares of a class of Common Stock) or other property, regardless of the form or nature of the proceeds of the Disposition.

(iii) The Board of Directors may at any time declare that each outstanding share of CombiMatrix Stock shall be converted, as of the Conversion Date provided by Section 2.4(f)(v), into a number of fully paid and nonassessable shares of Acacia Technologies Stock (or, if Acacia Technologies Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than CombiMatrix Stock) are then Publicly Traded, of such other class or series of common stock of the Corporation as has the largest Market Capitalization as of the close of business on the fifth Trading Day immediately preceding the date of the notice of conversion required by Section 2.4(f)(v)) equal to 110% of the Market Value Ratio of CombiMatrix Stock to Acacia Technologies Stock as of the fifth Trading Day prior to the date of the notice of such conversion required by Section 2.4(f)(v).

(b) Mandatory and Optional Conversion and Redemption of Acacia Technologies Stock other than for Media Technologies Subsidiary Stock. (i) In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets attributed to the Acacia Technologies Group to one or more persons or entities (other than the Disposition (w) by the Corporation of all or substantially all of its properties and assets in one transaction or a series of related transactions in connection with the dissolution, liquidation or winding up of the Corporation and the distribution of assets to stockholders as referred to in Section 2.3, (x) of the properties and assets attributed to the Acacia Technologies Group as contemplated by Section 2.4(d) or otherwise to all holders of shares of Acacia Technologies Stock divided among such holders on a pro rata basis in accordance with the number of shares of Acacia Technologies Stock outstanding, (y) to any person or entity controlled (as determined by the Board of Directors) by the Corporation or (z) in connection with a Related Business Transaction in respect of the Acacia Technologies Group), the Corporation shall, on or prior to the 95th Trading Day after the date of consummation of such Disposition (the "Disposition Date"), pay a dividend on Acacia Technologies Stock or redeem some or all of Acacia Technologies Stock or convert Acacia Technologies Stock into CombiMatrix Stock (or another class or series of common stock of the Corporation), all as provided by the following Sections 2.4(b)(i)(1) and 2.4(b)(i)(2) and, to the extent applicable, by Section 2.4(f), as the Board of Directors shall have selected among such alternatives:

(1) provided that there are funds of the Corporation legally available therefor:

(A) pay to the holders of the shares of Acacia Technologies Stock a dividend pro rata in accordance with the number of shares of Acacia Technologies Stock held by each such holder, as the Board of Directors shall have declared subject to compliance with Section 2.1, in cash and/or in securities (other than a dividend of shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition; or

(B) (I) subject to the last sentence of this Section 2.4(b)(i), if such Disposition involves all (not merely substantially all) of the properties and assets attributed to the Acacia Technologies Group, redeem or exchange as of the Redemption Date determined as provided by Section 2.4(f)(iii), all outstanding shares of Acacia Technologies Stock in exchange for, on a pro rata basis, cash and/or for securities (other than shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition; or

(II) subject to the last sentence of this Section 2.4(b)(i), if such Disposition involves substantially all (but not all) of the properties and assets attributed to the Acacia Technologies Group, redeem or exchange as of the Redemption Date determined as provided by Section 2.4(f)(iv) such number of whole shares of Acacia Technologies Stock (which may be all, but not more than all, of such shares outstanding) as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the 26th Trading Day immediately succeeding the Disposition Date closest to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition in consideration for, on a pro rata basis, cash and/or securities (other than shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to such product; or

(2) declare that each outstanding share of Acacia Technologies Stock shall be converted as of the Conversion Date determined as provided by Section 2.4(f)(v) into a number of fully paid and nonassessable shares of CombiMatrix Stock (or, if CombiMatrix Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Corporation (other than Acacia Technologies Stock) are then Publicly Traded, of such other class or series of the common stock of the Corporation as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by Section 2.4(f)(v)) equal to 110% of the ratio, expressed as a decimal fraction rounded to the nearest five decimal places, of the average Market Value of one share of Acacia Technologies Stock over the period of ten consecutive Trading Days beginning on the 26th Trading Day immediately succeeding the Disposition Date to the average Market Value of one share of CombiMatrix Stock (or such other class or series of common stock) over the same ten Trading Day period.

Notwithstanding the foregoing provisions of this Section 2.4(b)(i), the Corporation shall redeem shares of a class of Common Stock as provided by Section 2.4(b)(i)(1)(B)(I) or (II) only if the amount to be paid in redemption of such stock is less than or equal to the Acacia Technologies Group Available Dividend Amount as of the Redemption Date.

(ii) For purposes of this Section 2.4(b): (1) as of any date, "substantially all of the properties and assets" attributed to the Acacia Technologies Group shall mean a portion of such properties and assets (A) that represents at least 80% of the Fair Value of the properties and assets attributed to the Acacia Technologies Group as of such date or (B) from which were derived at least 80% of the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Corporation (calculated on a pro forma basis to include revenues derived from any of such properties and assets acquired during such period) derived from the properties and assets attributed to the Acacia Technologies Group as of such date; (2) in the case of a Disposition of the properties and assets attributed to the Acacia Technologies Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and (3) the Board of Directors may pay any dividend or redemption price referred to in Section 2.4(b)(i) in cash, securities (other than shares of a class of Common Stock) or other property, regardless of the form or nature of the proceeds of the Disposition.

(iii) The Board of Directors may at any time declare that each outstanding share of Acacia Technologies Stock shall be converted, as of the Conversion Date provided by Section 2.4(f)(v), into a number of fully paid and nonassessable shares of CombiMatrix Stock (or, if CombiMatrix Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Acacia Technologies Stock) are then Publicly Traded, of such other class or series of common stock of the Corporation as has the largest Market Capitalization as of the close of business on the fifth Trading Day immediately preceding the date of the notice of conversion required by Section 2.4(f)(v)) equal to 110% of the Market Value Ratio of Acacia Technologies Stock to CombiMatrix Stock as of the fifth Trading Day prior to the date of the notice of such conversion required by Section 2.4(f)(v).

(c) Redemption of CombiMatrix Stock for CombiMatrix Subsidiary Stock. At any time at which all of the assets and liabilities attributed to the CombiMatrix Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, a "CombiMatrix Subsidiary"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, redeem all of the outstanding shares of CombiMatrix Stock, on a Redemption Date of which notice is delivered in accordance with Section 2.4(f)(vi), in exchange for all of the shares of common stock of each CombiMatrix Subsidiary as will be outstanding immediately following such exchange of shares, such shares of common stock of each CombiMatrix Subsidiary to be delivered to the holders of shares of CombiMatrix Stock on the Redemption Date either directly or indirectly through the delivery of shares of another CombiMatrix Subsidiary that owns directly or indirectly all such shares, and to be divided among the holders of CombiMatrix Stock pro rata in accordance with the number of shares of CombiMatrix Stock held by each such holder on such Redemption Date, each of which shares of common stock of such CombiMatrix Subsidiary shall be, upon such delivery, fully paid and nonassessable.

(d) Redemption of Acacia Technologies Stock for Media Technologies Subsidiary Stock. At any time at which all of the assets and liabilities attributed to the Acacia Technologies Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, a "Media Technologies Subsidiary"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, redeem all of the outstanding shares of Acacia Technologies Stock, on a Redemption Date of which notice is delivered in accordance with Section 2.4(f)(vi), in exchange for all of the shares of common stock of each Media Technologies Subsidiary as will be outstanding immediately following such exchange of shares, such shares of common stock of each Media Technologies Subsidiary to be delivered to the holders of shares of Acacia Technologies Stock on the Redemption Date either directly or indirectly through the delivery of shares of another Media Technologies Subsidiary that owns directly or indirectly all such shares, and to be divided among the holders of Acacia Technologies Stock pro rata in accordance with the number of shares of Acacia Technologies Stock held by each such holder on such Redemption Date, each of which shares of common stock of such Media Technologies Subsidiary shall be, upon such delivery, fully paid and nonassessable.

(e) Treatment of Convertible Securities. After any Conversion Date or Redemption Date on which all outstanding shares of either CombiMatrix Stock or Acacia Technologies Stock are converted or redeemed, any share of such class of Common Stock that is to be issued on conversion, exchange or exercise of any Convertible Securities shall, immediately upon such conversion, exchange or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible Security:

(i) in the event the shares of such class of Common Stock outstanding on such Conversion Date were converted into shares of the other class of Common Stock (or another class or series of common stock of the Corporation) pursuant to Section 2.4(a)(i)(2), 2.4(a)(iii), 2.4(b)(i)(2) or 2.4(a)(iii), be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that number of shares of such class of Common Stock that were to be issued upon such conversion, exchange or exercise would have received had such shares been outstanding on such Conversion Date; or

(ii) in the event the shares of such class of Common Stock outstanding on such Redemption Date were redeemed pursuant to Section 2.4(a)(i)(1)(B), 2.4(b)(i)(1)(B), 2.4(c) or 2.4(d), be redeemed, to the extent of funds of the Corporation legally available therefor, for $.01 per share in cash for each share of such class of Common Stock that otherwise would be issued upon such conversion, exchange or exercise.

The provisions of the preceding sentence of this Section 2.4(e) shall not apply to the extent that other adjustments in respect of such conversion, exchange or redemption of a class of Common Stock are otherwise made pursuant to the provisions of such Convertible Securities.

(f) Notice and Other Provisions.

(i) Not later than the 20th Trading Day following the consummation of a Disposition referred to in Section 2.4(a)(i) (in the case of CombiMatrix Stock) or Section 2.4(b)(i) (in the case of Acacia Technologies Stock), the Corporation shall announce publicly by press release (1) the estimated Net Proceeds of such Disposition, (2) the number of shares outstanding of the class of Common Stock relating to the Group subject to such Disposition and (3) the number of shares of such class of Common Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof. Not earlier than the 36th Trading Day and not later than the 40th Trading Day following the consummation of such Disposition, the Corporation shall announce publicly by press release which of the actions specified in Section 2.4(a)(i) or 2.4(b)(i), as the case may be, it has irrevocably determined to take in respect of such Disposition.

(ii) If the Corporation determines to pay a dividend pursuant to Section 2.4(a)(i)(1)(A) (in the case of CombiMatrix Stock) or Section 2.4(b)(i)(1)(A) (in the case of Acacia Technologies Stock), the Corporation shall, not later than the 40th Trading Day following the consummation of the Disposition referred to in such Section, cause notice to be given to the holders of shares of the class of Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the tenth Trading Day and not later than the 20th Trading Day following the date of such notice, (2) the anticipated payment date of such dividend (which shall not be more than 95 Trading Days following the consummation of such Disposition), (3) the type of property to be paid as such dividend in respect of the outstanding shares of such class of Common Stock, (4) the Net Proceeds of such Disposition, (5) the number of outstanding shares of such class of Common Stock and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (6) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

(iii) If the Corporation determines to undertake a redemption pursuant to Section 2.4(a)(i)(1)(B)(I) (in the case of CombiMatrix Stock) or Section 2.4(b)(i)(1)(B)(I) (in the case of Acacia Technologies Stock), the Corporation shall, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the Redemption Date, cause notice to be given to the holders of shares of the class of Common Stock relating to the Group subject to the Disposition referred to in such Section and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of such class of Common Stock outstanding on the Redemption Date shall be redeemed, (2) the Redemption Date (which shall not be more than 95 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares of such class of Common Stock to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) the place or places where certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property, (6) the number of outstanding shares of such class of Common Stock and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 2.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (8) a statement to the effect that, except as otherwise provided by Section 2.4(f)(ix), dividends on shares of such class of Common Stock shall cease to be paid as of such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

(iv) If the Corporation determines to undertake a redemption pursuant to Section 2.4(a)(i)(1)(B)(II) (in the case of CombiMatrix Stock) or Section 2.4(b)(i)(1)(B)(II) (in the case of Acacia Technologies Stock), the Corporation shall, not later than the 40th Trading Day following the consummation of the Disposition referred to in such Section, cause notice to be given to the holders of shares of the class of Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a date not earlier than the tenth Trading Day and not later than the 20th Trading Day following the date of such notice on which shares of such class of Common Stock shall be selected for redemption, (2) the anticipated Redemption Date (which shall not be more than 95 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) the number of shares of such class of Common Stock outstanding and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be eligible to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 2.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (7) a statement that the Corporation will not be required to register a transfer of any shares of such class of Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (1) of this sentence. Promptly following the date referred to in clause (1) of the preceding sentence, the Corporation shall cause a notice to be given to each holder of record of shares of such class of Common Stock to be redeemed setting forth (1) the number of shares of such class of Common Stock held by such holder to be redeemed, (2) a statement that such shares of such class of Common Stock shall be redeemed, (3) the Redemption Date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of such class of Common Stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Corporation after the Redemption Date and (7) a statement to the effect that, subject to Section 2.4(f)(ix), dividends on such shares of such class of Common Stock shall cease to be paid as of the Redemption Date. Such notices shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

(v) If the Corporation determines to convert CombiMatrix Stock into Acacia Technologies Stock or Acacia Technologies Stock into CombiMatrix Stock (or, in either case, another class or series of common stock of the Corporation) pursuant to Section 2.4(a)(i)(2) or 2.4(a)(iii) (in the case of the conversion of CombiMatrix Stock) or Section 2.4(b)(i)(2) or 2.4(b)(iii) (in the case of the conversion of Acacia Technologies Stock), the Corporation shall, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the Conversion Date cause notice to be given to the holders of shares of the class of Common Stock to be so converted and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a statement that all outstanding shares of such class of Common Stock shall be converted, (2) the Conversion Date (which, in the case of a conversion after a Disposition, shall not be more than 95 Trading Days following the consummation of such Disposition), (3) the per share number of shares of Common Stock (or another class or series of common stock of the Corporation) to be received with respect to each share of such class of Common Stock, including details as to the calculation thereof, (4) the place or places where certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of such class of Common Stock, (5) the number of outstanding shares of such class of Common Stock and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) a statement to the effect that, subject to Section 2.4(f)(ix), dividends on shares of such class of Common Stock shall cease to be paid as of such Conversion Date and (7) in the case of notice to holders of such Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive shares of such class of Common Stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 2.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

(vi) If the Corporation determines to redeem shares of CombiMatrix Stock pursuant to Section 2.4(c) or Acacia Technologies Stock pursuant to Section 2.4(d), the Corporation shall cause notice to be given to each holder of shares of such class of Common Stock to be redeemed and to the holders of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of such class of Common Stock outstanding on the Redemption Date shall be redeemed in exchange for shares of common stock of each CombiMatrix Subsidiary or Media Technologies Subsidiary, as applicable, (2) the Redemption Date, (3) the place or places where certificates for shares of the class of Common Stock to be redeemed, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of common stock of each CombiMatrix Subsidiary or Media Technologies Subsidiary, as applicable, (4) a statement to the effect that, subject to Section 2.4(f)(ix), dividends on shares of such class of Common Stock being redeemed shall cease to be paid as of such Redemption Date, (5) the number of shares of such class of Common Stock outstanding and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (6) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive shares of common stock of each CombiMatrix Subsidiary or Media Technologies Subsidiary, as applicable, upon redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 2.4(f), if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, not less than 35 Trading Days nor more than 45 Trading Days prior to the Redemption Date to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

(vii) If less than all of the outstanding shares of either class of Common Stock are to be redeemed pursuant to Section 2.4(a)(i)(1) (in the case of CombiMatrix Stock) or Section 2.4(b)(i)(1) (in the case of Acacia Technologies Stock), the shares to be redeemed by the Corporation shall be selected from among the holders of shares of such class of Common Stock outstanding at the close of business on the record date for such redemption on a pro rata basis among all such holders or by lot or by such other method as may be determined by the Board of Directors to be equitable.

(viii) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of either class of Common Stock upon any conversion, redemption, dividend or other distribution pursuant to this Section 2.4. If more than one share of either class of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any conversion, redemption, dividend or other distribution (including any fractional shares). If fractional shares of any capital stock or of any other securities would be required to be issued or distributed to the holders of either class of Common Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof (without interest).

(ix) No adjustments in respect of dividends shall be made upon the conversion or redemption of any shares of either class of Common Stock; provided, however, that if the Conversion Date or Redemption Date, as the case may be, with respect to any shares of either class of Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such class of Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent conversion or redemption of such shares.

(x) Before any holder of shares of either class of Common Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such class of Common Stock pursuant to this Section 2.4, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of certificates representing such shares of Common Stock deliver to the person for whose account such shares of Common Stock were so surrendered, or to such person's nominee or nominees, the cash and/ or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by Section 2.4(f)(viii), in each case without interest. If less than all of the shares of either class of Common Stock represented by any one certificate are to be redeemed, the Corporation shall issue and deliver a new certificate for the shares of such class of Common Stock not redeemed.

(xi) From and after any applicable Conversion Date or Redemption Date, as the case may be, all rights of a holder of shares of either class of Common Stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing such shares of Common Stock as required by Section 2.4(f)(x), to receive the cash and/or the certificates or instruments representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any payment in respect of fractional shares contemplated by Section 2.4(f)(viii) (which shall be held by the Corporation for the holder of such shares of Common Stock that were redeemed until the receipt of certificates representing such shares of Common Stock as provided in Section 2.4(f)(x)) and rights to dividends as provided in Section 2.4(f)(ix), in each case without interest. No holder of a certificate that immediately prior to the applicable Conversion Date or Redemption Date represented shares of a class of Common Stock shall be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which such class of Common Stock was converted or redeemed until the surrender as required by this Section 2.4 of such certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Subject to applicable escheat and similar laws, upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class or series of capital stock of the Corporation as of a record date after the Conversion Date or Redemption Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Conversion Date or Redemption Date, the Corporation shall, however, be entitled to treat the certificates for a class of Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Corporation for which the shares of such class of Common Stock represented by such certificates shall have been converted or redeemed, notwithstanding the failure to surrender such certificates.

(xii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon conversion or redemption of shares of either class of Common Stock pursuant to this Section 2.4. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of such class of Common Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

(xiii) Neither the failure to mail any notice required by this Section 2.4 to any particular holder of a class of Common Stock or of Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of a class of Common Stock or of Convertible Securities or the validity of any such conversion or redemption.

(xiv) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this Section 2.4 as the Board of Directors shall determine to be appropriate.

SECTION 2.5 Application of the Provisions of Article IV.

(a) Certain Determinations by the Board of Directors. The Board of Directors shall make such determinations with respect to the businesses, assets, properties and liabilities to be attributed to the Groups, the application of the provisions of the Certificate of Incorporation to transactions to be engaged in by the Corporation and the voting powers, preferences and relative, participating, optional and other special rights of the holders of either class of Common Stock, and the qualifications and restrictions thereon, provided by the Certificate of Incorporation as may be or become necessary or appropriate to the exercise of such powers, preferences and relative, participating, optional and other special rights, including, without limiting the foregoing, the determinations referred to in this Section 2.5. A record of any such determination shall be filed with the records of the actions of the Board of Directors.

(i) Upon any acquisition by the Corporation or its subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of the CombiMatrix Group or the Acacia Technologies Group, as the case may be, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of the CombiMatrix Group or the Acacia Technologies Group or that an interest therein shall be partly for the benefit of the CombiMatrix Group and partly for the benefit of the Acacia Technologies Group and, accordingly, shall be attributed to the CombiMatrix Group or the Acacia Technologies Group, or partly to each, in accordance with Section 2.6(f) or 2.6(c), as the case may be.

(ii) Upon any issuance of any shares of any class or series of preferred stock of the Corporation, the Board of Directors shall attribute, based on the use of proceeds of such issuance of shares of preferred stock in the business of the CombiMatrix Group or the Acacia Technologies Group and any other relevant factors, the shares so issued entirely to the CombiMatrix Group or entirely to the Acacia Technologies Group or partly to the CombiMatrix Group and partly to the Acacia Technologies Group in such proportion as the Board of Directors shall determine.

(iii) Upon any redemption or repurchase by the Corporation or any subsidiary thereof of shares of preferred stock of any class or series or of other securities or debt obligations of the Corporation, the Board of Directors shall determine, based on the property used to redeem or purchase such shares, other securities or debt obligations, which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to the CombiMatrix Group and which, if any, of such shares, other securities or debt obligations shall be attributed to the Acacia Technologies Group and, accordingly, how many of the shares of such class or series of preferred stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, are thereafter attributed to the CombiMatrix Group or the Acacia Technologies Group.

(b) Certain Determinations Not Required. Notwithstanding the foregoing provisions of this Section 2.5, the provisions of Section 2.6(f) or 2.6(n) or any other provision of the Certificate of Incorporation, at any time when there are not outstanding both (i) one or more shares of CombiMatrix Stock or Convertible Securities convertible into or exchangeable or exercisable for CombiMatrix Stock and (ii) one or more shares of Acacia Technologies Stock or Convertible Securities convertible into or exchangeable or exercisable for Acacia Technologies Stock, the Corporation need not (A) attribute any of the assets or liabilities of the Corporation or any of its subsidiaries to the CombiMatrix Group or the Acacia Technologies Group or (B) make any determination required in connection therewith, nor shall the Board of Directors be required to make any of the determinations otherwise required by this Article, and in such circumstances the holders of the shares of CombiMatrix Stock and Acacia Technologies Stock outstanding, as the case may be, shall (unless otherwise specifically provided by the Certificate of Incorporation) be entitled to all the voting powers, preferences and relative, participating, optional and other special rights of both classes of Common Stock without differentiation between the CombiMatrix Stock and the Acacia Technologies Stock.

(c) Board Determinations Binding. Subject to applicable law, any determinations made in good faith by the Board of Directors of the Corporation under any provision of this Section 2.5 or otherwise in furtherance of the application of this Section 2 shall be final and binding on all stockholders.

SECTION 2.6 Certain Definitions. As used in the Certificate of Incorporation, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this Section 2.6, a "contribution" or "transfer" of assets or properties from one Group to another shall refer to the reattribution of such assets or properties from the contributing or transferring Group to the other Group and correlative phrases shall have correlative meanings.

(a) "Acacia Earnings (Loss) Attributable to the Acacia Technologies Group" shall mean, for any period through any date, (i) the net income or loss of the Acacia Technologies Group for such period determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Corporation attributed to the Acacia Technologies Group on a basis substantially consistent with attributions of income and expense made in the calculation of Acacia Earnings (Loss) Attributable to the CombiMatrix Group, including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

(b) "Acacia Earnings (Loss) Attributable to the CombiMatrix Group" shall mean, for any period through any date, (i) the net income or loss of the CombiMatrix Group for such period determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Corporation attributed to the CombiMatrix Group on a basis substantially consistent with attributions of income and expense made in the calculation of Acacia Earnings (Loss) Attributable to the Acacia Technologies Group, including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

(c) "Acacia Technologies Group" shall mean, as of any date:

(i) the interest of the Corporation on such date in Acacia Media Technologies Corporation, Soundview Technologies, Inc., Acacia Research Investment Corporation, Advanced Data Exchange, Inc. and Soundbreak.com, Inc. (the "Acacia Technologies Group Companies"), any successor companies, and all of the businesses, assets and liabilities of the Acacia Technologies Group Companies and any subsidiaries thereof;

(ii) all assets and liabilities of the Corporation and its subsidiaries attributed by the Board of Directors to the Acacia Technologies Group, whether or not such assets or liabilities are or were also assets and liabilities of the Acacia Technologies Group Companies;

(iii) all businesses, assets, properties and liabilities transferred to the Acacia Technologies Group from the CombiMatrix Group (other than in a transaction pursuant to Section 2.6(c)(iv)) pursuant to transactions in the ordinary course of business of the Acacia Technologies Group and the CombiMatrix Group or otherwise as the Board of Directors may have directed as permitted by the Certificate of Incorporation; and

(iv) interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the Acacia Technologies Group, as determined by the Board of Directors as contemplated by Section 2.5(a)(i);

provided that from and after any transfer of any assets or properties from the Acacia Technologies Group to the CombiMatrix Group, the Acacia Technologies Group shall no longer include such assets or properties so transferred.

(d) "Acacia Technologies Group Available Dividend Amount" shall mean, on any date, either:

(x)(i) an amount equal to the fair market value of the total assets attributed to the Acacia Technologies Group less the total liabilities attributed to the Acacia Technologies Group (provided that preferred stock shall not be treated as a liability), in each case, as of such date and determined on a basis consistent with that applied in determining Acacia Earnings (Loss) Attributable to the Acacia Technologies Group, minus (ii) the aggregate par value of, or any greater amount determined in accordance with applicable law to be capital in respect of, all outstanding shares of Acacia Technologies Stock and each class or series of preferred stock attributed in accordance with the Certificate of Incorporation to the Acacia Technologies Group, or

(y) in case the total amount calculated pursuant to clause (i) above is not a positive number, an amount equal to Acacia Earnings (Loss) Attributable to the Acacia Technologies Group (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Notwithstanding the foregoing provisions of this Section 2.6(d), and consistent with Section 2.5(c), at any time when there are not outstanding both (i) one or more shares of CombiMatrix Stock or Convertible Securities convertible into or exchangeable or exercisable for CombiMatrix Stock and (ii) one or more shares of Acacia Technologies Stock or Convertible Securities convertible into or exchangeable or exercisable for Acacia Technologies Stock, the "Available Dividend Amount," on any calculation date during such time period, with respect to the CombiMatrix Stock or the Acacia Technologies Stock, as the case may be (depending on which of such classes of Common Stock or Convertible Securities convertible into or exchangeable or exercisable for such class of Common Stock is outstanding), shall mean the amount available for the payment of dividends on such Common Stock in accordance with law.

(e) "Available Dividend Amount" shall mean, as the context requires, a reference to the CombiMatrix Group Available Dividend Amount or the Acacia Technologies Group Available Dividend Amount.

(f) "CombiMatrix Group" shall mean, as of any date:

(i) the interest of the Corporation on such date in CombiMatrix Corporation (the "CombiMatrix Group Companies"), any successor companies, and all of the businesses, assets and liabilities of the CombiMatrix Group Companies and any subsidiaries thereof;

(ii) all assets and liabilities of the Corporation and its subsidiaries attributed by the Board of Directors to the CombiMatrix Group, whether or not such assets or liabilities are or were also assets and liabilities of the Acacia Technologies Group Companies;

(iii) all businesses, assets, properties and liabilities transferred to the CombiMatrix Group from the Acacia Technologies Group (other than in a transaction pursuant to Section 2.6(f)(iii)) pursuant to transactions in the ordinary course of business of the CombiMatrix Group and the Acacia Technologies Group or otherwise as the Board of Directors may have directed as permitted by the Certificate of Incorporation; and

(iv) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the CombiMatrix Group, as determined by the Board of Directors as contemplated by Section 2.5(a)(i);

provided that from and after any transfer of any assets or properties from the CombiMatrix Group to the Acacia Technologies Group, the CombiMatrix Group shall no longer include such assets or properties so transferred.

(g) "CombiMatrix Group Available Dividend Amount" shall mean, on any date, either:

(x)(i) the amount equal to the fair market value of the total assets attributed to the CombiMatrix Group less the total liabilities attributed to the CombiMatrix Group (provided that preferred stock shall not be treated as a liability), in each case, as of such date and determined on a basis consistent with that applied in determining Acacia Earnings (Loss) Attributable to the CombiMatrix Group, minus (ii) the aggregate par value of, or any greater amount determined in accordance with applicable law to be capital in respect of, all outstanding shares of CombiMatrix Stock and each class or series of preferred stock attributed in accordance with the Certificate of Incorporation to the CombiMatrix Group, or

(y) in case the total amount calculated pursuant to clause (i) above is not a positive number, an amount equal to Acacia Earnings (Loss) Attributable to the CombiMatrix Group (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Notwithstanding the foregoing provisions of this Section 2.6(g), and consistent with Section 2.5(c), at any time when there are not outstanding both (i) one or more shares of CombiMatrix Stock or Convertible Securities convertible into or exchangeable or exercisable for CombiMatrix Stock and (ii) one or more shares of Acacia Technologies Stock or Convertible Securities convertible into or exchangeable or exercisable for Acacia Technologies Stock, the "Available Dividend Amount," on any calculation date during such time period, with respect to the CombiMatrix Stock or the Acacia Technologies Stock, as the case may be (depending on which of such classes of Common Stock or Convertible Securities convertible into or exchangeable or exercisable for such class of Common Stock is outstanding), shall mean the amount available for the payment of dividends on such Common Stock in accordance with law.

(h) "Conversion Date" shall mean the date fixed by the Board of Directors as the effective date for the conversion of shares of CombiMatrix Stock into shares of Acacia Technologies Stock (or another class or series of common stock of the Corporation) or of shares of Acacia Technologies Stock into shares of CombiMatrix Stock (or another class or series of common stock of the Corporation), as the case may be, as shall be set forth in the notice to holders of shares of the class of Common Stock subject to such conversion and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of the class of Common Stock subject to such conversion required pursuant to Section 2.4(f)(v).

(i) "Convertible Securities" shall mean, as of any date, any securities of the Corporation or of any subsidiary thereof (other than shares of a class of Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of either class of Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events; provided that securities shall only be Convertible Securities in respect of the number of shares of Common Stock into or for which such securities are then convertible, exchangeable or exercisable.

(j) "Disposition" shall mean a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets (including stock, other securities and goodwill).

(k) "Fair Value" shall mean, (i) in the case of equity securities or debt securities of a class or series that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such Market Value, as so defined, can be determined); (ii) in the case of an equity security or debt security that has not been Publicly Traded for at least 15 months or the Market Value of which cannot be determined, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is, as determined in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors; (iii) in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on the date for the determination of Fair Value or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and (iv) in the case of property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

(l) "Group" shall mean, as of any date, the CombiMatrix Group or the Acacia Technologies Group, as the case may be.

(m) "Market Capitalization" of any class or series of capital stock on any date shall mean the product of (i) the Market Value of one share of such class or series of capital stock on such date and (ii) the number of shares of such class or series of capital stock outstanding on such date.

(n) "Market Value" of a share of any class or series of capital stock of the Corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such Exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on the Nasdaq National Market or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the Fair Value of a share of such class or series as set forth in clause (ii) of the definition of Fair Value; provided that, for purposes of determining the "Market Value" of a share of any class or series of capital stock for any period, (i) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Market Value" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

(o) "Market Value Ratio of Acacia Technologies Stock to CombiMatrix Stock" as of any date shall mean the fraction (which may be greater or less than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of CombiMatrix Stock (or another class or series of common stock of the Corporation, if so provided by Section 2.4(b)(iii) because CombiMatrix Stock is not then Publicly Traded) to be issued in respect of a share of Acacia Technologies Stock upon a conversion of Acacia Technologies Stock into CombiMatrix Stock (or another class or series of common stock of the Corporation) in accordance with Section 2.4(b)(iii) the numerator of which shall be the average Market Value of one share of Acacia Technologies Stock during the 20-Trading Day period ending on such date and the denominator of which shall be the average Market Value of one share of CombiMatrix Stock (or such other common stock) during the 20-Trading Day period ending on such date.

(p) "Market Value Ratio of CombiMatrix Stock to Acacia Technologies Stock" as of any date shall mean the fraction (which may be greater or less than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of Acacia Technologies Stock (or another class or series of common stock of the Corporation, if so provided by Section 2.4(a)(iii) because Acacia Technologies Stock is not then Publicly Traded) to be issued in respect of a share of CombiMatrix Stock upon a conversion of CombiMatrix Stock into Acacia Technologies Stock (or another class or series of common stock of the Corporation) in accordance with Section 2.4(a)(iii), the numerator of which shall be the average Market Value of one share of CombiMatrix Stock during the 20-Trading Day period ending on such date and the denominator of which shall be the average Market Value of one share of Acacia Technologies Stock (or such other common stock) during the 20-Trading Day period ending on such date.

(q) "Net Proceeds" shall mean, as of any date with respect to any Disposition of any of the properties and assets attributed to the CombiMatrix Group or the Acacia Technologies Group, as the case may be, an amount, if any, equal to what remains of the gross proceeds of such Disposition after payment of, or reasonable provision is made as determined by the Board of Directors for, (i) any taxes payable by the Corporation (or which would have been payable but for the utilization of tax benefits attributable to the other Group) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to Section 2.4(a)(i)(1)(A), 2.4(a)(i)(1)(B), 2.4(b)(i)(1)(A) or 2.4(b)(i)(1)(B), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities (contingent or otherwise) of or attributed to such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the preferred stock attributed to such Group. For purposes of this definition, any properties and assets attributed to the Group, the properties and assets of which are subject to such Disposition, remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such properties and assets.

(r) "Publicly Traded" with respect to any security shall mean that such security is (i) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (ii) listed for trading on the New York Stock Exchange or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or listed on The Nasdaq Stock Market (or any successor market system).

(s) "Related Business Transaction" means any Disposition of all or substantially all the properties and assets attributed to the CombiMatrix Group or the Acacia Technologies Group, as the case may be, in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (ii) is engaged primarily or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Group prior to such Disposition, as determined by the Board of Directors.

(t) "Redemption Date" shall mean the date fixed by the Board of Directors as the effective date for a redemption of shares of either class of Common Stock, as set forth in a notice to holders thereof required pursuant to Section 2.4(f)(iii), (iv), (v) or (vi).

(u) "Trading Day" shall mean each weekday other than any day on which the relevant class of common stock of the Corporation is not traded on any national securities exchange or listed on The Nasdaq Stock Market or in the over-the-counter market.

SECTION 3. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series, each with such distinctive designation as may be stated in the Certificate of Incorporation or in any amendment hereto, or in a resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of the Certificate of Incorporation, for each such series the number of shares constituting such series and the designation and the voting powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by the Board of Directors or a duly authorized committee thereof under the DGCL.

ARTICLE V
BOARD OF DIRECTORS

SECTION 1. NUMBER OF DIRECTORS AND THEIR ELECTION. The number of directors of the Corporation shall be fixed from time to time by a by-law of the Corporation or amendment thereof duly adopted by the Board of Directors. Election of directors need not be by written ballot, unless so provided in the By-laws of the Corporation.

SECTION 2. POWERS OF THE BOARD OF DIRECTORS. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise; provided, however, that the affirmative vote of 66 and 2/3 percent of the voting power of the capital stock of the Corporation entitled to vote thereon shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation.

SECTION 3. CLASSIFIED BOARD OF DIRECTORS. Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors providing for the issuance of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be determined by the Board of Directors in accordance with the Bylaws. The directors, other than those who may be elected by the holders of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The term of office for the Class I directors shall expire at the annual meeting of the stockholders in 2004; the term of office for the Class II directors shall expire at the annual meeting of the stockholders in 2002; and the term of office for the Class III directors shall expire at the annual meeting of the stockholders in 2003. At each annual meeting of the stockholders commencing in 2002, the successors to the directors whose terms are expiring shall be elected to a term expiring at the third succeeding annual meeting of the stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected by the stockholders or appointed by the Board of Directors to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director elected by the stockholders or appointed by the Board of Directors to fill a vacancy caused by the death, resignation, retirement, disqualification or removal of a director shall hold office for a term that shall coincide with the remaining term of that class. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

ARTICLE VI
STOCKHOLDER ACTIONS

SECTION 1. MEETINGS AND RECORDS. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporations may be kept (subject to the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Board of Directors or by the Chairman of the Board of Directors, or the President, and may not be called by any other person or persons.

SECTION 3. WRITTEN CONSENTS. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of the stockholders may be effected by written consent of the stockholders in lieu of a meeting of stockholders.

ARTICLE VII
LIMITATION ON LIABILITY OF DIRECTORS

No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation for serving on a committee of the Board of Directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. If the DGCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

ARTICLE VIII
INDEMNIFICATION

SECTION 1. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his or her testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation. No amendment, repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article VIII at the time of such amendment, repeal or modification.

ARTICLE IX
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation which restates, integrates and amends the provisions of the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, has been executed by Paul R. Ryan, its Chairman and Chief Executive Officer, this 13th day of December, 2002.

            ACACIA RESEARCH CORPORATION

            By: /s/ Paul R. Ryan
            Paul R. Ryan
            Chairman and Chief Executive Officer